Exhibit 16.1

                                                                    May 10, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 in the Form 8-K dated May 4, 2001 of GSV, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the first three paragraphs contained therein.

                                                   With kind regards,


                                                   /s/Arthur Andersen LLP
                                                   -----------------------
                                                   Arthur Andersen LLP
                                                   Roseland, New Jersey

Copy to:
Mr. Gilad Gat - GSV, Inc.